Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-Q of Western Ohio Financial Corporation (the “Company”) for the quarterly period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John W. Raisbeck, Chief Executive Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2004	/s/ John W. Raisbeck

John W. Raisbeck, Chief Executive Officer

     In connection with the Quarterly Report on Form 10-Q of Western Ohio Financial Corporation (the “Company”) for the quarterly period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert A. Kuehl, Chief Financial Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2004	/s/ Robert A. Kuehl

Robert A. Kuehl, Chief Financial Officer

     This certification accompanies this Report pursuant to Section 906 of the Sarbanes Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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